EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts" and “Selected Consolidated Financial Data” and to the use of our report dated August 31, 2005, (except as to Note 10(a), as to which the date is January 30, 2006) in this Registration Statement on Form F-1 No. 333-129246 and related Prospectus of Incredimail Ltd. for the registration of 2,875,000 of its ordinary shares.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer	Tel-Aviv, Israel
A Member of Ernst & Young Global	January 30, 2006